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                                                                   Exhibit 10.19


                 GEORGE MASON UNIVERSITY - AETHLON MEDICAL, INC.

                              COOPERATIVE AGREEMENT


                                    PREAMBLE

This Cooperative Agreement (hereinafter "Agreement") is entered into by and between The Rector and Visitors of George Mason University, for its National Center for Biodefense hereinafter called "GMU", a located at 4400 University Drive, MS 4C6, Fairfax, VA 22030-4444, phone number (703) 993-2988, and Aethlon Medical Inc., hereinafter called "Aethlon", a Nevada Corporation, with an office located at 7625 Fay Avenue, Suite 200, La Jolla, California, 92037 phone number
(858) 459-7800. GMU and Aethlon are hereinafter referred to as "the Parties".

                                   I. RECITALS

1.01 Funding sources including, but not limited to the "Government", may make available funding opportunities to support research activities that explore and/or demonstrate the feasibility of apheresis treatment to certain bioweapons, including certain CDC Class A toxins. Certain funding opportunities may also be made available to support joint projects to demonstrate the practical or commercial value of apheresis treatments for certain biodefense applications as outlined in Appendix B (Projects). These funding opportunities may become available in the form of an RFP to support such activities.

1.02 The Parties have complementary skills and capabilities which, taken together, would allow the Parties to perform the Project

I .03 The Parties wish to form a teaming arrangement and to define their respective rights, duties, and obligations thereunder.


                            II.OBJECTIVE AND DURATION

2.01 The objective of the teaming hereunder shall be to cooperate in identifying possible funding sources and in preparing and submitting proposals in an attempt to obtain the award of contracts for Projects resulting from any RFPs to support these activities.

2.02 In each instance, the Parties shall determine which party will be the prime. Both parties agree to prepare data required for any proposals and to cooperate in integrating the data. The party designated as prime shall submit the proposal with the other party identified in the proposal as the subcontractor to provide following services as outlined in the proposal.

2.03 The duration of this Agreement shall be from the effective date hereof until the occurrence of the earliest of the following events (subject, however, to the provisions of Paragraph A.3, Attachment A hereto);

         a) The failure or inability of either party to provide the support for the preparation of identified proposal opportunities.
         b)  Mutual consent of the Parties to terminate this Agreement.
         c) Lapse of 24 months from the effective date of this agreement without award of a contract to support one or more Projects unless a procurement is still open.
         d) The indictment, suspension, or debarment by the Government of either party.


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         e)  A Receiver, trustee in Bankruptcy, or other Custodian of the property or assets of a party hereto is appointed, or if either party hereto commits an act of bankruptcy or is adjudicated bankrupt or insolvent.
         f) During the term hereof it is determined that either party may be ineligible for award due to an Organizational Conflict of Interest.


                            III. PROPOSAL PREPARATION

3.01 The party designated as prime shall have primary responsibility for the preparation of all technical and non-technical aspects of the proposal including, but not limited to:

         a)  Marketing and promotional effort;
         b)  Proposal content assembly and production;
         c)  Liaison with Government customer personnel;
         d)  Oral discussions and negotiations, if held.

3.02 The party designated as the subcontractor shall contribute to the preparation of the proposal to the extent necessary to assure the inclusion of a thorough and accurate description of its responsibilities in the Project.

Each party shall cooperate with the other (i) to provide such assistance as may he required during the pre-proposal, proposal and post-proposal stages, (ii) to furnish proposal material including manuscripts, graphic material and cost and pricing data backup as required by the RIP or as appropriate, (iii) to assure availability of management and technical personnel and (iv) to submit management, technical and cost proposal materials and proposal clarifications within required time frames as requested by the party assuming the prime position.

Notwithstanding the provisions of Paragraph 3.01 preceding, the subcontractor party shall be entitled to participate in oral discussions concerning its contributions to the proposal and shall at all times be entitled to receive, upon reasonable request, documentation and information concerning oral discussions and negotiations between the prime party and the Government. Further, the prime party shall in no way modify the proposal during discussions or negotiations so as to either increase the risk of performance to, or decrease potential cost or fee recovery by the subcontracting party unless the subcontracting party specifically approves.

3.03 The subcontracting party will provide direct proposal support to the other party in the development of proposals. Detailed proposal writing assignments will be determined at a separate meeting or via separate communication between GMU and Aethlon. All bid and proposal costs are the responsibility of the party which incurs them and will not be paid by the other party.

3.04 GMU's contractual point of contact is Ann McQuigan, Ph.D. and the GMU technical point of contact is Jerry Coughter. Aethlon's contractual point of contact is James A. Joyce and the Aethlon technical point of contact is Richard Tullis, Ph.D.

3.05 The Parties shall carry out the preparation of proposals and the conduct of all negotiations and pricing, in accordance with all applicable laws and regulations governing the applicable RFP and the award of any contract thereunder,

3.06 Except as may otherwise be agreed in writing by the Parties, each of the Parties shall bear its own expenses for its own performance of proposal and related work.


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3.07 Contractor past performance may be a significant evaluation factor for the solicitation. Both parties understand and agree that they will be required to provide timely reports of all past performance information reasonably requested by the prime party. The prime party reserves the right to independently contact the points of contact provided in the other party's past performance citations to determine the adequacy/appropriateness of those citations. The prime party, at its sole discretion, may utilize in its proposal any or all citations provided by the other party.


                         IV. FORMATION QF A SUBCONTRACT

4.01 Should a contract be awarded as a result of this Agreement, the Parties agree to enter into good faith negotiations intending to culminate in a subcontract to be awarded to the subcontracting party for its area of interest identified in the relevant proposal subject to necessary Government approvals, required flowdown clauses, and negotiation of mutually acceptable price, delivery, terms, and conditions.


                              V. GENERAL PROVISIONS

5.01 No announcement, release, or other disclosure of information relating to this Agreement shall be made except by specific written agreement of the Parties.

5.02 This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind. Neither party may assign or transfer its interests under this Agreement without the written consent of the other party hereto except that GMU shall have the right to assign its responsibilities under this Agreement to any division, subsidiary, or affiliate thereof.

5.03 The efforts of both parties relating to any RFP in the area of a Project shall be exclusive to this Agreement, and both parties, except as defined in section 5.03.a, agree not to pursue the RFP either independently or in concert with any additional party. In the event that the Government directs any change affecting this Agreement in any material respect this Agreement shall be modified in accordance with such direction, and the exclusivity of effort described above shall continue to exist, except as the Government may specifically prescribe, provided, however, that in no event shall this provision be construed as a contract for the benefit of third parties.

5.03.a Aethlon is developing and commercializing the civilian use (defined as non-military) of its proprietary Hemopurifier technology in conjunction with parties other than GMU.

5.04 Attachment A hereto, entitled "Proprietary Data Provisions", is incorporated by reference.

5.05 This Agreement is the entire agreement among the Parties and supersedes any prior oral or written agreement or understanding pertaining to this Project. Changes to this Agreement, to be effective, must be in writing and executed by the Parties.

5.06 Notices shall be deemed given hereunder when received or, if mailed by prepaid certified or registered mad return receipt requested, five (5) days after mailing. Notices shall be addressed to the contractual point of contact specified in Paragraph 3.03 of this Agreement at the addresses specified in the PREAMBLE above. Either Party may change its cognizant point of contact by written notice to the other.


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5.07 Neither party shall be liable to the other for any indirect, incidental, special, or consequential damages, however caused, whether as a consequence of the negligence of the one party or otherwise.

5.08 If any provision of this Agreement or part of such provision is or becomes invalid or unenforceable, then the remaining provisions hereof shall continue to be effective.

5.09 No waiver by a party of any of its rights or remedies shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Agreement.

5.10 Any controversy or claim arising between the Parties out of or in connection with the provisions of the Agreement shall he resolved by amicable discussions between appropriate executives of the respective companies who are a party to this Agreement. If such discussions do not result in a resolution of the controversy or claim, either party may file suit in any court of competent jurisdiction.

5.11 Inventions conceived solely by employees of Aethlon shall belong exclusively to Aethlon. Inventions conceived solely by employees of SMU shall belong exclusively to GMU. Inventions conceived jointly by the Parties hereto in the course of work called for by this Agreement shall be subject to further agreement of the Parties. This understanding is subject to modification as may be required by applicable Government regulations, or the terms of the prime contract or resultant subcontract between the Parties. Except as stated in the preceding paragraph, nothing contained in this Agreement shall be deemed, by implications, estoppel, or otherwise, to grant any right or license in respect of any patents, inventions, or technical information at any time owned by the other party.

5.12 Irrespective of the place of performance, this Agreement will be construed and interpreted according to the Federal common law of Government contracts as enunciated aid applied by Federal judicial bodies, Boards of Contract Appeals, and quasi-judicial agencies of the Federal Government. To the extent that the Federal common law of Government contracts is not dispositive, the laws of the Commonwealth of Virginia shall apply..


                          VI. EXECUTION AND EFFECTIVITY

6.01 The Parties have executed this Agreement on the dates entered below. The Agreement may be executed in two or more counterparts.

6.02 This Agreement is effective as of the last date entered below.


For AETHLON MEDICAL, INC.           For: GEORGE MASON UNIVERSITY

Signature:        //s//             Signature:        //s//
Printed Name:  James A Joyce        Printed Name:  Ann T McGuigan Phd
Title:  Chairman and CEO            Title: Director, Office of Sponsored Program
Date:   2/25/04                     Date:  2/25/04


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                                  ATTACHMENT A

                           PROPRIETARY DATA PROVISIONS

A.1 No party to this Agreement shall use, for any purpose not connected with the Projects, or this Agreement, any data, as hereafter defined ("Data") or divulge such Data to any person or entity other than appropriate Government agencies to which proposals or reports must be submitted in connection With GMU's performance. The foregoing limitations shall not apply to the disclosure or use of any portion of such Data which:

     a) The receiving party can demonstrate by written evidence was already known to it, prior to receiving it from the other party; or

     b) Prior to the time of its disclosure hereunder to any party, has been published or otherwise made freely available to the general public; or

     e) Subsequent to its disclosure hereunder to any other party is independently thereafter rightfully made available on an unrestricted basis to the public or the receiving party by the disclosing party or by another authorized party; or

     d)  is independently developed by the receiving party

For purposes of this Agreement, the term Data is defined to mean any technical information, program or systems concept, financial information, or any other information disclosed to it by the other patty in connection with the performance of this Agreement. Nothing here n shall restrict a party from disclosing any portion of such Data on a restricted basis pursuant to a judicial or other lawful Government order, bet only to the extent of such order.

A.l No license to the other party, under any trademark, patent, or copyright, domestic or foreign, is either granted or implied by the conveying of Data to a party. None of the information which may be submitted or exchanged by the Parties shall constitute any representation, warranty, assurance, guarantee, or inducement by a party to the other with respect to the infringement of trademarks, patents, copyrights, or other rights of third persons.

A.2 Notwithstanding any other portions of this Agreement, the obligations of this Attachment A shall continue for a period of five (5) years from the effective date of this Agreement.


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                                  ATTACHMENT B

                                STATEMENT OF WORK

B.1      Purpose

This attachment to the teaming agreement between GMU and Aethlon is provided to delineate anticipated work responsibilities under any contract awarded as a result of the Government's RFP to GMU. This attachment also discusses proposal responsibilities.

B.1.1    Work Responsibilities

It is intended that the following will be required of one party as a subcontractor to the other party during the performance of the contract anticipated to be awarded as a result of the RFP; Such performance shall be determined by mutual agreement of both parties prior to proposal preparation and submission.

    o To work jointly with GMU to perform experiments to demonstrate the feasibility of apheresis treatments to specific bioweapons. Target diseases may include:
             o   Small pox -> rabbit pox in rabbits
             o   Anthrax -> model to be determine

    o To work jointly with GMU to obtain government or private funding for joint projects to demonstrate the practical or commercial value of apheresis treatments for biodefense application. Examples of target diseases include
             o   Anthrax
             o   Small pox
             o   Plague
             o   Tularemia


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